For Immediate Release	Contact:
Media Inquiries: Karen Cutler (215) 238-4063 Cutler-Karen@aramark.com
Investor Inquiries: Kate Pearlman (215) 409-7287 Pearlman-Kate@aramark.com

Aramark Reports Second Quarter 2017 Earnings
and Increases 2017 Outlook

KEY HIGHLIGHTS

Sales +1%; Organic Sales +2%
Operating Income +11%; Adjusted Operating Income (AOI) +5%1
EPS +4% to $0.28; Adjusted EPS +15%1 to $0.45
Operating Income Margin up 50 bps to 5.3%; AOI Margin up 20 bps to 6.4%1

Improved Full-Year 2017 Outlook

Philadelphia, PA, May 9, 2017 - Aramark (NYSE: ARMK) today reported second quarter fiscal results.

“We delivered another quarter of strong performance, as we continue to execute on our focused strategy,” said Eric J. Foss, Chairman, President and CEO. "Our reinvestments to drive growth, enhance quality and optimize productivity are generating solid returns as we consistently raise the bar to create a consumer-centric product portfolio and deliver a great customer experience."

Foss also noted: "I am pleased to announce that we have completed a significant refinancing, which improved our financial flexibility and lowered future interest expense. Based on the outcome of this refinancing, as well as our continued confidence in our operational performance, we are increasing our full-year outlook."

1 Constant Currency

SECOND QUARTER RESULTS*

	Sales
	Q2 '17	Q2 '16	Change	Organic Change
FSS North America	$2,560M	$2,520M	2%	1%
FSS International	674	664	2%	6%
Uniform & Career Apparel	388	391	(0.8%)	(0.8%)
Total Company	$3,622M	$3,575M	1%	2%

	Operating Income			AOI
	Q2 '17	Q2 '16	Change	Q2 '17	Q2 '16	Change
FSS North America	$152M	$137M	11%	$167M	$158M	5%
FSS International	31	25	27%	31	29	7%
Uniform & Career Apparel	45	44	4%	46	46	—
Corporate	(37)	(33)	11%	(12)	(12)	(5)%
Total Company	$191M	$172M	11%	$231M	$220M	5%
Effect of Currency Translation				1
Constant Currency AOI				$232M
* May not total due to rounding.

Consolidated revenues were $3.6 billion in the quarter, an organic increase of 2% over the prior-year period. The North America segment was positively impacted by growth in Sports, Leisure and Corrections, Business & Industry and Education. The International segment delivered strong, broad-based organic growth, while Uniform sales were down modestly as expected.

The Company delivered strong, broad-based productivity improvements in North America and International base accounts, while also reinvesting in technology and capabilities. Uniform income was comparable to the prior-year period.

SECOND QUARTER SUMMARY
On a GAAP basis, sales were $3.6 billion, operating income was $191 million, net income attributable to Aramark stockholders was $70 million and diluted earnings per share were $0.28. This compares to the second quarter of 2016 where, on a GAAP basis, sales were $3.6 billion, operating income was $172 million, net income attributable to Aramark stockholders was $66 million and diluted earnings per share were $0.27. Second quarter GAAP diluted earnings per share increased 4% year-over-year.

Adjusted net income was $113 million or $0.45 per share, versus adjusted net income of $96 million or $0.39 per share in the second quarter of 2016. A stronger U.S. dollar decreased sales by approximately $22 million, but had no material impact on operating income or earnings per share.

CAPITAL STRUCTURE & LIQUIDITY
During the quarter, the Company refinanced approximately $3.5 billion of debt, which extended maturities, improved financial flexibility and lowered expected future interest expense. The Company also increased its revolving credit facility to $1.0 billion in capacity.

Total trailing 12-month net debt to covenant adjusted EBITDA was 3.7x, a 30 basis point reduction versus the prior year measurement. Corporate liquidity remains strong, and at quarter-end the company had approximately $1.1 billion in cash and availability on its revolving credit facility.

SHARE REPURCHASE
During the quarter, the company repurchased 2.8 million shares of Aramark common stock for an aggregate amount of $100 million.  The total remaining share repurchase authorization through the end of 2018 is $150 million.

2017 OUTLOOK
The Company provides its expectations for full-year adjusted EPS and full-year free cash flow on a non-GAAP basis, and does not provide a reconciliation of such forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for the impact of the change in fair value related to certain gasoline and diesel agreements, severance and other charges and the effect of currency translation.

The Company's outlook for 2017 adjusted EPS increased by five cents to a range of $1.90 to $2.00 per share, which includes 2 cents of currency headwind. This improved outlook is due to lower interest and tax-related expenses.

The Company continues to expect full-year free cash flow of greater than $350 million.

CONFERENCE CALL SCHEDULED
The Company has scheduled a conference call at 10 a.m. ET today to discuss its earnings. This call and related materials can be heard and reviewed, either live or on a delayed basis, on the Company's web site, www.aramark.com on the investor relations page.

About Aramark

Aramark (NYSE: ARMK) proudly serves Fortune 500 companies, world champion sports teams, state-of-the-art healthcare providers, the world’s leading educational institutions, iconic destinations and cultural attractions, and numerous municipalities in 19 countries around the world.  Our 270,000 team members deliver experiences that enrich and nourish millions of lives every day through innovative services in food, facilities management and uniforms. We operate our business with social responsibility, focusing on initiatives that support our diverse workforce, advance consumer health and wellness, protect our environment, and strengthen our communities.  Aramark is recognized as one of the World’s Most Admired Companies by FORTUNE, rated number one among Diversified Outsourcing Companies, as well as an employer of choice by the Human Rights Campaign and DiversityInc. Learn more at www.aramark.com or connect with us on Facebook and Twitter.
# # #

Selected Operational and Financial Metrics

Adjusted Sales (Organic)
Adjusted Sales (Organic) represents sales growth, adjusted to eliminate the effects of material acquisitions and divestitures and the impact of currency translation.

Adjusted Operating Income
Adjusted Operating Income represents operating income adjusted to eliminate the change in amortization of acquisition-related customer relationship intangible assets and depreciation of property and equipment resulting from the going-private transaction in 2007 (the "2007 LBO"); the impact of the change in fair value related to certain gasoline and diesel agreements; severance and other charges; share-based compensation; the effects of material acquisitions and divestitures and other items impacting comparability.

Adjusted Operating Income (Constant Currency)
Adjusted Operating Income (Constant Currency) represents Adjusted Operating Income adjusted to eliminate the impact of currency translation.

Covenant Adjusted EBITDA
Covenant Adjusted EBITDA represents net income attributable to Aramark stockholders adjusted for interest and other financing costs, net; provision (benefit) for income taxes; depreciation and amortization; and certain other items as defined in our debt agreements required in calculating covenant ratios and debt compliance. The Company also uses Net Debt for its ratio to Covenant Adjusted EBITDA, which is calculated as total long-term borrowings less cash and cash equivalents.

Adjusted Net Income
Adjusted Net Income represents net income attributable to Aramark stockholders adjusted to eliminate the change in amortization of acquisition-related customer relationship intangible assets and depreciation of property and equipment resulting from the 2007 LBO; the impact of changes in the fair value related to certain gasoline and diesel agreements; severance and other charges; share-based compensation; the effects of material acquisitions and divestitures and other items impacting comparability, less the tax impact of these adjustments. The tax effect for adjusted net income for our U.S. earnings is calculated using a blended U.S. federal and state tax rate. The tax effect for adjusted net income in jurisdictions outside the U.S. is calculated at the local country tax rate.

Adjusted Net Income (Constant Currency)
Adjusted Net Income (Constant Currency) represents Adjusted Net Income adjusted to eliminate the impact of currency translation.

Adjusted EPS
Adjusted EPS represents Adjusted Net Income divided by diluted weighted average shares outstanding.

Free Cash Flow
Free Cash Flow represents net cash provided by operating activities less net purchases of property and equipment, client contract investments and other. Management believes that the presentation of free cash flow provides useful information to investors because it represents a measure of cash flow available for distribution among all the security holders of the Company.

We use Adjusted Sales (Organic), Adjusted Operating Income (including on a constant currency basis), Covenant Adjusted EBITDA, Adjusted Net Income (including on a constant currency basis), Adjusted EPS and Free Cash Flow as supplemental measures of our operating profitability and to control our cash operating costs. We believe these financial measures are useful to investors because they enable better comparisons of our historical results and allow our investors to evaluate our performance based on the same metrics that we use to evaluate our performance and trends in our results. These financial metrics are not measurements of financial performance under generally accepted accounting principles, or GAAP. Our presentation of these metrics has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. You should not consider these measures as alternatives to sales, operating income, net income, or earnings per share, determined in accordance with GAAP. Adjusted Sales (Organic), Adjusted Operating Income, Covenant Adjusted EBITDA, Adjusted Net Income, Adjusted EPS and Free Cash Flow as presented by us, may not be comparable to other similarly titled measures of other companies because not all companies use identical calculations.

Explanatory Notes to the Non-GAAP Schedules
Amortization of acquisition-related customer relationship intangible assets and depreciation of property and equipment resulting from the 2007 Leveraged Buy-out - adjustments to eliminate the change in amortization and depreciation resulting from the purchase accounting applied to the January 26, 2007 going-private transaction executed with investment funds affiliated with GS Capital Partners, CCMP Capital Advisors, LLC and J.P. Morgan Partners, LLC, Thomas H. Lee Partners, L.P. and Warburg Pincus LLC as well as approximately 250 senior management personnel.
Share-based compensation - adjustments to eliminate compensation expense related to the Company's issuances of share-based awards and the related employer payroll tax expense incurred by the Company when employees exercise in the money stock options or vest in restricted stock awards.
Severance and other charges - adjustments to eliminate severance expenses and other costs incurred in the applicable period such as organizational streamlining initiatives ($8.0 million net expense for the second quarter of 2016 and $7.1 million net expense for the year-to-date 2016), and other consulting costs related to transformation initiatives ($3.2 million for the second quarter of 2016 and $6.7 million net expense for the year-to-date 2016).
Effects of acquisitions and divestitures - adjustments to eliminate the impact that material acquisitions and divestitures had on the comparative periods.
Gains, losses and settlements impacting comparability - adjustments to eliminate certain transactions that are not indicative of our ongoing operational performance, primarily for income from prior years' loss experience that were favorable under our casualty insurance program ($6.5 million gain for the year-to-date 2017), expenses related to long-term disability payments (approximately $2.3 million for the second quarter and year-to-date 2016), additional asset impairment associated with preparing a property for sale ($1.7 million for the year-to-date 2016) and the impact of the change in fair value related to certain gasoline and diesel agreements ($5.8 million loss for the second quarter of 2017 and $1.1 million loss for the year-to-date 2017 and $2.2 million loss for the second quarter of 2016 and $2.9 million loss for the year-to-date 2016).
Effect of currency translation - adjustments to eliminate the impact that fluctuations in currency translation rates had on the comparative results by presenting the periods on a constant currency basis. Assumes constant foreign currency exchange rates based on the rates in effect for the prior year period being used in translation for the comparable current year period.
Effect of refinancing on interest and other financing costs, net - adjustments to eliminate expenses associated with refinancing activities undertaken by the Company in the applicable period such as third party costs and non-cash charges for the write-offs of deferring financing costs and debt discounts.
Tax Impact of Adjustments to Adjusted Net Income - adjustments to eliminate the net tax impact of the adjustments to adjusted net income calculated based on a blended U.S. federal and state tax rate for U.S. adjustments and the local country tax rate for adjustments in jurisdictions outside the U.S.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views as to future events and financial performance with respect to, without limitation, conditions in our industry, our operations, our economic performance and financial condition, including, in particular, statements under the heading "2017 Outlook" and relating to our business and growth strategy. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as "outlook," "aim," "anticipate," "are confident," "have confidence," "estimate," "expect," "will be," "will continue," "will likely result," "project," "intend," "plan," "believe," "see," "look to" and other words and terms of similar meaning or the negative versions of such words.
Forward-looking statements speak only as of the date made. All statements we make relating to our estimated and projected earnings, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results include without limitation: unfavorable economic conditions; natural disasters, global calamities, sports strikes and other adverse incidents; the failure to retain current clients, renew existing client contracts and obtain new client contracts; a determination by clients to reduce their outsourcing or use of preferred vendors; competition in our industries; increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our food and support services contracts; the inability to achieve cost savings through our cost reduction efforts; our expansion strategy; the failure to maintain food safety throughout our supply chain, food-borne illness concerns and claims of illness or injury; governmental regulations including those relating to food and beverages, the environment, wage and hour and government contracting; liability associated with noncompliance with applicable law or other governmental regulations; new interpretations of or changes in the enforcement of the government regulatory framework; currency risks and other risks associated with international operations, including Foreign Corrupt Practices Act, U.K. Bribery Act and other anti-corruption law compliance; continued or further unionization of our workforce; liability resulting from our participation in multiemployer defined benefit pension plans; risks associated with suppliers from whom our products are sourced; disruptions to our relationship with, or to the business of, our primary distributor; the inability to hire and retain sufficient qualified personnel or increases in labor costs; healthcare reform legislation; the contract intensive nature of our business, which may lead to client disputes; seasonality; disruptions in the availability of our computer systems or privacy breaches; failure to achieve and maintain effective internal controls; our leverage; the inability to generate sufficient cash to service all of our indebtedness; debt agreements that limit our flexibility in operating our business and other factors set forth under the headings Item 1A "Risk Factors," Item 3 "Legal Proceedings" and Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other sections of our Annual Report on Form 10-K filed with the SEC on November 23, 2016 as such factors may be updated from time to time in our other periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov and which may be obtained by contacting Aramark's investor relations department via its website www.aramark.com. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our other filings with the SEC. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in our expectations, or otherwise, except as required by law.

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended
	March 31, 2017	April 1, 2016
Sales	$3,621,628	$3,574,822
Costs and Expenses:
Cost of services provided	3,226,196	3,209,710
Depreciation and amortization	125,292	120,291
Selling and general corporate expenses	78,720	72,707
	3,430,208	3,402,708
Operating income	191,420	172,114
Interest and Other Financing Costs, net	97,631	71,751
Income Before Income Taxes	93,789	100,363
Provision for Income Taxes	23,558	33,866
Net income	70,231	66,497
Less: Net income attributable to noncontrolling interest	80	143
Net income attributable to Aramark stockholders	$70,151	$66,354

Earnings per share attributable to Aramark stockholders:
Basic	$0.29	$0.27
Diluted	$0.28	$0.27
Weighted Average Shares Outstanding:
Basic	245,077	241,901
Diluted	251,723	248,270

	Six Months Ended
	March 31, 2017	April 1, 2016
Sales	$7,357,011	$7,285,097
Costs and Expenses:
Cost of services provided	6,525,526	6,504,233
Depreciation and amortization	251,818	247,809
Selling and general corporate expenses	144,192	146,848
	6,921,536	6,898,890
Operating income	435,475	386,207
Interest and Other Financing Costs, net	163,308	143,071
Income Before Income Taxes	272,167	243,136
Provision for Income Taxes	76,502	83,203
Net income	195,665	159,933
Less: Net income attributable to noncontrolling interest	175	236
Net income attributable to Aramark stockholders	$195,490	$159,697

Earnings per share attributable to Aramark stockholders:
Basic	$0.80	$0.66
Diluted	$0.78	$0.64
Weighted Average Shares Outstanding:
Basic	244,690	241,205
Diluted	251,937	248,013

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In Thousands)

	March 31, 2017	September 30, 2016
Assets

Current Assets:
Cash and cash equivalents	$145,484	$152,580
Receivables	1,508,016	1,476,349
Inventories	571,561	587,155
Prepayments and other current assets	169,520	276,487
Total current assets	2,394,581	2,492,571
Property and Equipment, net	1,004,586	1,023,083
Goodwill	4,640,174	4,628,881
Other Intangible Assets	1,108,524	1,111,883
Other Assets	1,347,478	1,325,654
	$10,495,343	$10,582,072

Liabilities and Stockholders' Equity

Current Liabilities:
Current maturities of long-term borrowings	$79,568	$46,522
Accounts payable	804,667	847,588
Accrued expenses and other current liabilities	1,167,637	1,290,635
Total current liabilities	2,051,872	2,184,745
Long-Term Borrowings	5,214,759	5,223,514
Other Liabilities	978,159	1,003,013
Redeemable Noncontrolling Interest	9,840	9,794
Total Stockholders' Equity	2,240,713	2,161,006
	$10,495,343	$10,582,072

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	Six Months Ended
	March 31, 2017	April 1, 2016

Cash flows from operating activities:
Net income	$195,665	$159,933
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	251,818	247,809
Income taxes deferred	(10,635)	29,832
Share-based compensation expense	34,683	29,373
Changes in operating assets and liabilities	(77,879)	(218,563)
Other operating activities	34,552	3,083
Net cash provided by operating activities	428,204	251,467

Cash flows from investing activities:
Net purchases of property and equipment, client contract investments and other	(210,006)	(233,833)
Acquisitions, divestitures and other investing activities	(65,995)	(55,501)
Net cash used in investing activities	(276,001)	(289,334)

Cash flows from financing activities:
Net proceeds/payments of long-term borrowings	16,391	123,153
Net change in funding under the Receivables Facility	32,000	—
Payments of dividends	(50,378)	(45,795)
Proceeds from issuance of common stock	11,319	16,524
Repurchase of stock	(100,000)	—
Other financing activities	(68,631)	(30,707)
Net cash provided by (used in) financing activities	(159,299)	63,175
Increase (decrease) in cash and cash equivalents	(7,096)	25,308
Cash and cash equivalents, beginning of period	152,580	122,416
Cash and cash equivalents, end of period	$145,484	$147,724

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Three Months Ended
	March 31, 2017
	FSS North America	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Sales (as reported)	$2,559,500	$674,457	$387,671		$3,621,628
Operating Income (as reported)	$151,969	$31,094	$45,481	$(37,124)	$191,420
Operating Income Margin (as reported)	5.94%	4.61%	11.73%		5.29%

Sales (as reported)	$2,559,500	$674,457	$387,671		$3,621,628
Effect of Currency Translation	(5,745)	27,800	—		22,055
Adjusted Sales (Organic)	$2,553,755	$702,257	$387,671		$3,643,683
Sales Growth (as reported)	1.56%	1.57%	(0.76)%		1.31%
Adjusted Sales Growth (Organic)	1.33%	5.76%	(0.76)%		1.93%

Operating Income (as reported)	$151,969	$31,094	$45,481	$(37,124)	$191,420
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the 2007 LBO	13,650	(316)	—	—	13,334
Share-Based Compensation	202	183	133	18,784	19,302
Gains, Losses and Settlements impacting comparability	846	—	—	6,529	7,375
Adjusted Operating Income	$166,667	$30,961	$45,614	$(11,811)	$231,431
Effect of Currency Translation	(543)	1,131	—	—	588
Adjusted Operating Income (Constant Currency)	$166,124	$32,092	$45,614	$(11,811)	$232,019

Operating Income Growth (as reported)	10.74%	26.60%	3.99%		11.22%
Adjusted Operating Income Growth	5.30%	7.38%	-0.10%		5.01%
Adjusted Operating Income Growth (Constant Currency)	4.96%	11.30%	-0.10%		5.27%
Adjusted Operating Income Margin (Constant Currency)	6.51%	4.57%	11.77%		6.37%

	Three Months Ended
	April 1, 2016
	FSS North America	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Sales (as reported)	$2,520,188	$664,002	$390,632		$3,574,822
Adjusted Sales (Organic)	$2,520,188	$664,002	$390,632		$3,574,822

Operating Income (as reported)	$137,236	$24,560	$43,734	$(33,416)	$172,114
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the 2007 LBO	18,438	147	(644)	—	17,941
Share-Based Compensation	282	112	89	14,211	14,694
Severance and Other Charges	1,840	4,015	2,480	2,870	11,205
Gains, Losses and Settlements impacting comparability	485	—	—	3,955	4,440
Adjusted Operating Income	$158,281	$28,834	$45,659	$(12,380)	$220,394

Operating Income Margin (as reported)	5.45%	3.70%	11.20%		4.81%
Adjusted Operating Income Margin	6.28%	4.34%	11.69%		6.17%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Six Months Ended
	March 31, 2017
	FSS North America	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Sales (as reported)	$5,222,282	$1,351,607	$783,122		$7,357,011
Operating Income (as reported)	$337,181	$62,773	$99,245	$(63,724)	$435,475
Operating Income Margin (as reported)	6.46%	4.64%	12.67%		5.92%

Sales (as reported)	$5,222,282	$1,351,607	$783,122		$7,357,011
Effect of Currency Translation	(5,695)	69,367	—		63,672
Effects of Acquisitions and Divestitures	—	(18,563)	—		(18,563)
Adjusted Sales (Organic)	$5,216,587	$1,402,411	$783,122		$7,402,120
Sales Growth (as reported)	1.54%	-0.54%	(0.03)%		0.99%
Adjusted Sales Growth (Organic)	1.43%	3.20%	(0.03)%		1.61%

Operating Income (as reported)	$337,181	$62,773	$99,245	$(63,724)	$435,475
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the 2007 LBO	30,676	(136)	(383)	—	30,157
Share-Based Compensation	349	328	167	35,124	35,968
Effects of Acquisitions and Divestitures	—	(1,127)	—	—	(1,127)
Gains, Losses and Settlements impacting comparability	(2,971)	—	(1,336)	819	(3,488)
Adjusted Operating Income	$365,235	$61,838	$97,693	$(27,781)	$496,985
Effect of Currency Translation	(526)	1,167	—	—	641
Adjusted Operating Income (Constant Currency)	$364,709	$63,005	$97,693	$(27,781)	$497,626

Operating Income Growth (as reported)	10.35%	15.00%	5.49%		12.76%
Adjusted Operating Income Growth	2.60%	5.55%	2.42%		2.93%
Adjusted Operating Income Growth (Constant Currency)	2.45%	7.54%	2.42%		3.06%
Adjusted Operating Income Margin (Constant Currency)	6.99%	4.49%	12.47%		6.72%

	Six Months Ended
	April 1, 2016
	FSS North America	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Sales (as reported)	$5,142,829	$1,358,921	$783,347		$7,285,097
Adjusted Sales (Organic)	$5,142,829	$1,358,921	$783,347		$7,285,097

Operating Income (as reported)	$305,565	$54,583	$94,077	$(68,018)	$386,207
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the 2007 LBO	45,780	289	(1,299)	—	44,770
Share-Based Compensation	608	184	129	29,874	30,795
Severance and Other Charges	1,840	3,151	2,480	6,305	13,776
Gains, Losses and Settlements impacting comparability	2,195	381	—	4,720	7,296
Adjusted Operating Income	$355,988	$58,588	$95,387	$(27,119)	$482,844

Operating Income Margin (as reported)	5.94%	4.02%	12.01%		5.30%
Adjusted Operating Income Margin	6.92%	4.31%	12.18%		6.63%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET INCOME & ADJUSTED EPS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	March 31, 2017	April 1, 2016	March 31, 2017	April 1, 2016

Net Income Attributable to Aramark Stockholders (as reported)	$70,151	$66,354	$195,490	$159,697
Adjustment:
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the 2007 LBO	13,334	17,941	30,157	44,770
Share-Based Compensation	19,302	14,694	35,968	30,795
Severance and Other Charges	—	11,205	—	13,776
Effects of Acquisitions and Divestitures	—	—	(1,127)	—
Gains, Losses and Settlements impacting comparability	7,375	4,440	(3,488)	7,296
Effects of Refinancing on Interest and Other Financing Costs, net	29,968	—	29,968	—
Tax Impact of Adjustments to Adjusted Net Income	(26,739)	(18,878)	(35,101)	(37,991)
Adjusted Net Income	$113,391	$95,756	$251,867	$218,343
Effect of Currency Translation, net of Tax	464	—	507	—
Adjusted Net Income (Constant Currency)	$113,855	$95,756	$252,374	$218,343

Earnings Per Share (as reported)
Net Income Attributable to Aramark Stockholders (as reported)	$70,151	$66,354	$195,490	$159,697
Diluted Weighted Average Shares Outstanding	251,723	248,270	251,937	248,013
	$0.28	$0.27	$0.78	$0.64
Earnings Per Share Growth (as reported)	3.70%		21.88%

Adjusted Earnings Per Share
Adjusted Net Income	$113,391	$95,756	$251,867	$218,343
Diluted Weighted Average Shares Outstanding	251,723	248,270	251,937	248,013
	$0.45	$0.39	$1.00	$0.88
Adjusted Earnings Per Share Growth	15.38%		13.64%

Adjusted Earnings Per Share (Constant Currency)
Adjusted Net Income (Constant Currency)	$113,855	$95,756	$252,374	$218,343
Diluted Weighted Average Shares Outstanding	251,723	248,270	251,937	248,013
	$0.45	$0.39	$1.00	$0.88
Adjusted Earnings Per Share Growth (Constant Currency)	15.38%		13.64%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
NET DEBT TO COVENANT ADJUSTED EBITDA
(Unaudited)
(In thousands)

	Twelve Months Ended
	March 31, 2017	April 1, 2016

Net Income Attributable to Aramark Stockholders (as reported)	$323,598	$250,324
Interest and Other Financing Costs, net	335,620	285,884
Provision for Income Taxes	135,998	120,321
Depreciation and Amortization	499,774	501,416
Share-based compensation expense(1)	62,252	64,288
Pro forma EBITDA for equity method investees(2)	13,281	15,076
Pro forma EBITDA for certain transactions(3)	2,410	5,426
Other(4)	20,575	67,918
Covenant Adjusted EBITDA	$1,393,508	$1,310,653

Net Debt to Covenant Adjusted EBITDA
Total Long-Term Borrowings	$5,294,327	$5,408,353
Less: Cash and cash equivalents	$145,484	$147,724
Net Debt	$5,148,843	$5,260,629
Covenant Adjusted EBITDA	$1,393,508	$1,310,653
Net Debt/Covenant Adjusted EBITDA	3.7	4.0

(1) Represents compensation expense related to the Company's issuances of share-based awards but does not include the related employer payroll tax expense incurred by the Company when employees exercise in the money stock options or vest in restricted stock awards.

(2) Represents our estimated share of EBITDA primarily from our AIM Services Co., Ltd. equity method investment, not already reflected in our EBITDA. EBITDA for this equity method investee is calculated in a manner consistent with consolidated EBITDA but does not represent cash distributions received from this investee.

(3) Represents the annualizing of net EBITDA from certain acquisitions made during the period.
(4) Other includes the following for the twelve months ended March 31, 2017 and April 1, 2016, respectively: organizational streamlining initiatives ($18.8 million costs and $37.5 million costs), the impact of the change in fair value related to certain gasoline and diesel agreements ($10.2 million gain and $2.8 million loss), expenses related to acquisition costs ($4.0 million and $0.8 million), property and other asset write-downs associated with the sale of a building ($5.1 million and $10.4 million), asset write-offs ($5.0 million and $16.2 million) and other miscellaneous expenses.